EXHIBIT 23.3

                                JOHN RAE, P. GEO.

                                CONSENT OF EXPERT

I hereby consent to the use in this Registration Statement on Form SB-2 of Xtra-Gold Resources Corp. and its subsidiaries of my evaluation dated March 7, 2006 which has been summarized in the Prospectus, which is part of such Registration Statement, and that I concur with such summary and agree to being named as an expert as referenced under the heading "The Kwabeng and Pameng Projects" in such Prospectus and further agree to the filing of this consent as an exhibit thereto.



                                        /s/ John Rae
                                            John Rae, P. Geo.


Brighton, Ontario, Canada

March 16, 2007


                           14 Walt Street (Smithfield)
                                     R.R. #3
                       Brighton, Ontario, Canada - K0K 1H0